UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of Earliest Event Reported): August 27, 2010
SAPIENT CORPORATION
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-28074	04-3130648

(Commission	(IRS Employer
File Number)	Identification No.)

131 Dartmouth Street, Boston, MA	02116

(Address of Principal Executive Offices)	(Zip Code)
(617) 621-0200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 27, 2010, Sapient GmbH (“Sapient Germany”), a wholly-owned subsidiary of Sapient Corporation (the “Company”) and Dr. Christian Oversohl, a Senior Vice President of the Company, the Managing Director of Sapient Germany and the European Business Lead for the Company, entered into an Employment Agreement (the “Agreement”). The Agreement is effective September 1, 2010.
Per the terms of the Agreement, Dr. Oversohl will receive an annual base salary for 2010 of €264,400, and will also be eligible for a 2010 target bonus/performance incentive of €200,000. Dr. Oversohl’s bonuses shall be earned, accrued and/or paid according to the Company’s bonus plan then in effect for Managing Directors and/or Vice Presidents. The Company will determine Dr. Oversohl’s base salary and target bonus amounts for subsequent years.
Additionally, per the Agreement, Dr. Oversohl receives 80,000 restricted stock units (“RSUs”) of the Company’s common stock. The RSUs are subject to time-based vesting over four (4) years, in 25% installments on April 1, 2011, 2012, 2013 and 2014, so long as Dr. Oversohl remains employed on the applicable vest date.
Furthermore, under the Agreement the Company will contribute a premium of €20,000 per annum to a pension scheme for the benefit of Dr. Oversohl.
The Company may terminate the Agreement immediately for good cause and other than for good cause following the expiration of a twelve (12) month notice period. Dr. Oversohl may terminate the Agreement for any reason upon the expiration of a six (6) month notice period. Upon termination by the Company other than for good cause, Dr. Oversohl will receive a prorated bonus through the date of the notice and, on the effective date of termination, a final bonus equal to the prior calendar year’s target bonus amount.
Additionally, if the Agreement is terminated, Dr. Oversohl is restricted from competing against the Company for the twelve (12) month period following the termination (the “Post-Employment Covenant”). In return for abiding by the Post-Employment Covenant, Dr. Oversohl will receive monthly compensation during the twelve (12) month period equal to 50% of the amount of his last monthly base salary and benefits in effect at the time of his termination. The Company may waive the Post-Employment Covenant, and cease making the payments described in the immediately preceding sentence, following the expiration of a six (6) month notice period.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)  Exhibits
Exhibit No.	Description
10.1	Employment Agreement between Sapient GmbH and Dr. Christian Oversohl dated August 27, 2010

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2010	SAPIENT CORPORATION (Registrant)
/s/ Kyle A. Bettigole
Kyle A. Bettigole
Assistant Secretary